As filed with the Securities and Exchange Commission on June  9, 2000
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933
                                _______________

                         JACOBS ENGINEERING GROUP INC.
              (Exact name of issuer as specified in its charter)

          Delaware                                      95-4081636
  (State of Incorporation)                 (I.R.S. Employer Identification No.)

                           1111 South Arroyo Parkway
                          Pasadena, California 91105
         (Address of principal executive offices, including zip code)
                             ____________________

                         JACOBS ENGINEERING GROUP INC.
                           1999 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                             _____________________

                             John W. Prosser, Jr.
                           1111 South Arroyo Parkway
                          Pasadena, California 91105
                                (626) 578-3500
           (Name, address and telephone number of agent for service)
                                With a copy to:
                                David F. Morgan
                         Barton, Klugman & Oetting LLP
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 621-4000

Approximate date of commencement of proposed sales pursuant to the Plan: As soon as practicable after the Registration Statement becomes effective.

                                     CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                           Proposed
                                                           maximum          Proposed
                                              Amount       offering          maximum           Amount of
                Title of                      being         price           aggregate         registration
       Securities being registered          registered    per unit*      offering price*          fee
------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 per value............     2,000,000        $35.00       $70,000,000.00        $18,480.00
============================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices of the Common Stock of Jacobs Engineering Group Inc. as reported in the New York Stock Exchange composite transactions report for June 7, 2000.

                             ____________________

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
         ----------------

     Information for this Item is included in the documents distributed to employees selected to receive Incentive Awards pursuant to the Plan.

Item 2.  Registrant Information and Employee Plan Annual Information
         -----------------------------------------------------------

     Information for this Item is included in the documents distributed to employees selected to receive Incentive Awards under the Plan.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") as noted below, are incorporated by reference into this Registration Statement:

     (1) The Annual Report of the Registrant on Form 10-K for the fiscal year ended September 30, 1999;

     (2) The Quarterly Reports of the Registrant on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000; and

     (3) The description of the Registrant's Common Stock contained in a Registration Statement filed by the Registrant pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document modifies or replaces such statement. Any such statement so modified or superseded cannot be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities
         -------------------------

     Not applicable.


Item 5.  Description of Named Expert and Counsel
         ---------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Registrant is a Delaware corporation. Article 15 of the Registrant's Restated Certificate of Incorporation provides that the officers and directors of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL"). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Subsection (e) of

Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

     Indemnification provided for by Section 145 is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Section 145 permits the Registrant to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under Section 145.

     Article 14 of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that
Article 14 shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders,
(ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction for which the director derived an improper benefit. Article 14 further provides that if the GCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. Article 14 further provides that any repeal or modification of Article 14 shall not increase the personal liability of any director of the Registrant for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Registrant existing at the time of the repeal or modification.

     Article 15 of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent authorized or permitted by law any person made, threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving in any other corporation, partnership, joint venture, trust, employee benefit plan or employee benefit plan or other enterprise, in any capacity.

     The Registrant may, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.   List of Exhibits
          ----------------

4.1 Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended and restated to date. Filed as Exhibit I to Registrant's Proxy Statement dated January 3, 2000 and incorporated herein by reference.

4.2            Certificate of Incorporation of the Registrant. Filed as Exhibit
               3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1995 and incorporated herein by reference.

4.3 Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the period ended September 30, 1999 and incorporated herein by reference.

4.4 Rights Agreement dated as of December 20, 1990 by and between the Registrant and First Interstate Bank, Ltd. as Rights Agent. Filed as Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1995 and incorporated herein by reference.

*5 Opinion of Barton, Klugman & Oetting LLP, as to the legality of the securities being registered.

*23            (a)  Consent of Ernst & Young LLP, independent auditors.

               (b)  Consent of Barton, Klugman & Oetting LLP (included in
                    Exhibit 5)

______________
*  Filed herewith.

Item 9.   Undertakings
          ------------
               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) to include any material information with respect to
                             the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                       provided, however, that the clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California on the 9th day of June, 2000.

                                    JACOBS ENGINEERING GROUP INC.


                                    By: /s/       NOEL G. WATSON
                                        --------------------------------------
                                                  (Noel G. Watson)
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under "SIGNATURES" constitutes and appoints Joseph J. Jacobs, Noel
G. Watson and John W. Prosser, Jr., his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title               Date
---------                             -----               ----

/s/ NOEL G. WATSON            Director and Principal  June 9, 2000
----------------------------
 (Noel G. Watson)             Executive Officer

/s/ JOSEPH J. JACOBS          Director                June 9, 2000
----------------------------
 (Joseph J. Jacobs)

/s/ JOSEPH F. ALIBRANDI       Director                June 9, 2000
----------------------------
 (Joseph F. Alibrandi)

/s/ RICHARD E. BEUMER         Director                June 9, 2000
----------------------------
(Richard E. Beumer)

/s/ PETER H. DAILY            Director                June 9, 2000
----------------------------
 (Peter H. Daily)

/s/ ROBERT B. GWYN            Director                June 9, 2000
----------------------------
 (Robert B. Gwyn)

/s/ LINDA K. JACOBS           Director                June 9, 2000
----------------------------
 (Linda K. Jacobs)

/s/ WILLIAM R. KERLER         Director                June 9, 2000
----------------------------
 (William R. Kerler)

/s/ JAMES CLAYBURN LAFORCE    Director                June 9, 2000
----------------------------
 (James Clayburn LaForce)

____________________________  Director                _____,  2000
 (Dale R. Laurance)

/s/ LINDA FAYNE LEVINSON      Director                June 9, 2000
----------------------------
 (Linda Fayne Levinson)

/s/ DAVID M. PETRONE          Director                June 9, 2000
----------------------------
 (David M. Petrone)

/s/ JAMES L. RAINEY, JR.      Director                June 9, 2000
----------------------------
 (James L. Rainey, Jr.)

/s/ JOHN W. PROSSER, JR.      Principal Financial     June 9, 2000
----------------------------
 (John W. Prosser, Jr.)       Officer

/s/ NAZIM G. THAWERBHOY       Principal Accounting    June 9, 2000
----------------------------
 (Nazim G. Thawerbhoy)        Officer

                         JACOBS ENGINEERING GROUP INC.

                               List of Exhibits



Exhibit   Description
-------   -----------

4.1 Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended and restated to date. Filed as Exhibit I to Registrant's Proxy Statement dated January 3, 2000 and incorporated herein by reference.

4.2 Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1995 and incorporated herein by reference.

4.3 Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the period ended September 30, 1999 and incorporated herein by reference.

4.4 Rights Agreement dated as of December 20, 1990 by and between the Registrant and First Interstate Bank, Ltd. As Rights Agent. Filed as
          Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1995 and incorporated herein by reference.

5 Opinion of Barton, Klugman & Oetting LLP, as to the legality of the securities being registered.

23        (a)  Consent of Ernst & Young LLP, independent auditors

          (b)  Consent of Barton, Klugman & Oetting LLP (included in Exhibit 5)

                                       1